UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012

COPANO ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 621-9547

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2012, Copano Energy, L.L.C. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JP Morgan Securities LLC, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as joint book-running managers and representatives (“Representatives”) of the several underwriters named therein (the “Underwriters”), pursuant to which the Company sold 5,000,000 common units representing limited liability company interests in the Company (the “Common Units”) at a price of $34.03 per Common Unit ($32.71 per Common Unit, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 750,000 Common Units on the same terms as those Common Units sold by the Company. The Company’s offering of Common Units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-162821) of the Company, as supplemented by the Prospectus Supplement dated January 13, 2012 relating to the Common Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on January 13, 2012. Closing of the sale of the Common Units is scheduled for January 19, 2012.

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Company intends to use the net proceeds from the offering, including the proceeds from any exercise of the underwriters’ option to purchase additional common units, to repay a portion of the outstanding indebtedness under its revolving credit facility and expects to use the increased borrowing capacity as needed for capital projects, acquisitions, hedging, working capital and general corporate purposes. Affiliates of the Representatives and certain of the Underwriters (Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Goldman, Sachs & Co., RBC Capital Markets, LLC and Morgan Keegan & Company, Inc.) are lenders under the Company’s revolving credit facility and, accordingly, will receive a portion of the proceeds from the offering in the form of repayment of borrowings under such credit facility. The Underwriters and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursement.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Certain legal opinions relating to the Common Units are also filed herewith as Exhibits 5.1 and 8.1.

Item 7.01	Regulation FD Disclosure.

On January 13, 2012, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 13, 2012, by and between Copano Energy, L.L.C. and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JP Morgan Securities LLC, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as Representatives of the several Underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consents of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1)

99.1	Press Release, dated January 13, 2012, announcing pricing of public offering of Common Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2012	COPANO ENERGY, L.L.C.

	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 13, 2012, by and between Copano Energy, L.L.C. and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JP Morgan Securities LLC, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as Representatives of the several Underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consents of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1)

99.1	Press Release, dated January 13, 2012, announcing pricing of public offering of Common Units